UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

3041 W. Pasadena Dr. Boise, Idaho  83705

(Address of principal executive offices)  (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

MWI Veterinary Supply Co. (“MWI”), a wholly owned subsidiary of MWI Veterinary Supply, Inc., and ABAXIS, Inc. (“ABAXIS”) entered into a Non-Exclusive Distributor Agreement and a separate letter agreement on September 28, 2012 (collectively, the “ABAXIS Agreement”) effective for sales made after January 1, 2013.  Under the ABAXIS Agreement, MWI is entitled to distribute ABAXIS in vitro analysis products to end-user veterinary customers in the United States.  MWI has committed to submit purchase orders for at least $15 million in the aggregate of ABAXIS products with purchase date milestones during the first and second quarters of fiscal year 2013.  MWI is required to use commercially reasonable efforts to distribute ABAXIS products in the United States, maintain a minimum of thirty days’ inventory of ABAXIS products, and stock or assist end-user veterinary customers with obtaining proper blood transfer devices.  The ABAXIS Agreement expires on January 1, 2014, and automatically renews for successive one-year terms.  Either party may terminate the ABAXIS Agreement without cause with thirty days’ notice to the other party during any renewal term.  ABAXIS may terminate the agreement with written notice if MWI breaches the agreement or if MWI undergoes a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: October 1, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer